Exhibit (h)(iii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K



                               BT INVESTMENT FUNDS


                                    EXHIBIT D
                                     TO THE
                      ADMINISTRATION AND SERVICES AGREEMENT
                           MADE AS OF OCTOBER 28, 1992
                                     BETWEEN
                  BT INVESTMENT FUNDS AND BANKERS TRUST COMPANY
                            AS REVISED: June 10, 1998


Cash Management Fund...................................0.55%
Treasury Money Fund....................................0.55%
Tax Free Money Fund....................................0.55%
NY Tax Free Money Fund.................................0.55%
International Equity Fund..............................0.85%
Intermediate Tax Free Fund.............................0.40%
Capital Appreciation Fund..............................0.65%
BT Investment Lifecycle Long Range Fund................0.65%
BT Investment Lifecycle Mid Range Fund.................0.65%
BT Investment Lifecycle Short Range Fund...............0.65%
Global High Yield Securities Fund......................0.95%
Latin American Equity Fund.............................0.95%
Small Cap Fund.........................................0.65%
Pacific Basin Equity Fund..............................0.75%
Global Emerging Markets Equity Fund....................0.90%
International Small Company Equity Fund................0.90%
BT PreservationPlus Income Fund........................0.35%